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                                                                    EXHIBIT 12-b

                             UTILICORP UNITED INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
       AND TO COMBINED FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

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                                                         12 MONTHS
                                                           ENDED                 YEAR ENDED DECEMBER 31,
                                                         MARCH 31,   -------------------------------------------------
                                                            1996       1995      1994      1993      1992      1991
                                                         ----------  --------  --------  --------  --------   --------
                                                                            (THOUSANDS)
Net income from continuing operations..................  $   84,923  $ 79,777  $ 94,445  $ 86,348  $ 52,910   $ 77,637
                                                         ----------  --------  --------  --------  --------   --------
Income taxes and Kansas City earnings tax..............      57,586    52,035    52,087    30,018    31,631     43,580
                                                         ----------  --------  --------  --------  --------   --------
Interest component of rents............................      15,590    15,346    15,329    15,008    14,600      6,548
Interest on long-term debt.............................     113,805   110,227    89,526    89,027    88,857     65,100
Interest on short-term debt............................      10,724    10,512     3,981     2,262     7,001      6,297
Other interest expense and amortization................      15,179    14,935    10,176    10,345     5,728     12,642
                                                         ----------  --------  --------  --------  --------   --------
Total fixed charges....................................     155,298   151,020   119,012   116,642   116,186     90,587
                                                         ----------  --------  --------  --------  --------   --------
Earnings before taxes on income and fixed charges......     297,807   282,832   265,544   233,008   200,727    211,804
                                                         ----------  --------  --------  --------  --------   --------
                                                         ----------  --------  --------  --------  --------   --------
Ratio of earnings to fixed charges.....................        1.92      1.87      2.23      2.00      1.73       2.34
                                                         ----------  --------  --------  --------  --------   --------
                                                         ----------  --------  --------  --------  --------   --------
Preferred dividends....................................       2,050     2,050     2,982     6,926     6,864      7,856

Income taxes required..................................       1,367     1,283     1,867     4,336     4,206      4,332
                                                         ----------  --------  --------  --------  --------   --------
Earnings before income taxes required for preferred
 dividends.............................................       3,417     3,333     4,849    11,262    11,070     12,188
Fixed charges (above)..................................     155,298   151,020   119,012   116,642   116,186     90,587
                                                         ----------  --------  --------  --------  --------    --------
Total combined fixed charges and preferred dividend
 requirements..........................................  $  158,715  $154,353  $123,861  $127,904  $127,256    102,775
                                                         ----------  --------  --------  --------  --------    --------
                                                         ----------  --------  --------  --------  --------    --------
Ratio of earnings to combined fixed charges and
 preferred dividend requirements.......................        1.88      1.83      2.14      1.82      1.58       2.06
                                                         ----------  --------  --------  --------  --------    --------
                                                         ----------  --------  --------  --------  --------    --------


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